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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): September 30, 1996



                             Watkins-Johnson Company
             (Exact name of registrant as specified in its charter)



       California                        1-5631               94-1402710
(State or other jurisdiction of        (Commission          (IRS Employer
Incorporation or organization)         File Number)         Identification
                                                                Number)



3333 Hillview Avenue
Palo Alto, California                                   94304
(Address of principal executive offices)              (Zip Code)




Registrant's telephone no., including area code:  (415) 493-4141



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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Item 5.  OTHER EVENTS

         Under a Rights Agreement dated as of September 30, 1996 (the "Rights Agreement") between Watkins-Johnson Company (the "Company") and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), the Company's Board of Directors has declared a dividend of one right ("Right") for each outstanding share of Common Stock, no par value (the "Common Shares"). The dividend is payable on October 20, 1996 to shareholders of record as of the close business on October 10, 1996. Each Right entitles the registered holder to purchase from the Company one Common Share at an exercise price of $160 (the "Purchase Price"), subject to adjustment.

         The Rights Agreement replaces the Rights Agreement between the Company and Bank of America National Trust and Savings Association, as Rights Agent, dated as of October 9, 1986 (the "Existing Rights Agreement"), which will expire in accordance with its terms on October 20, 1996. Similarly, the Rights under the Rights Agreement replace the rights to purchase Common Shares under the Existing Rights Agreement, which will also expire on October 20, 1996 in accordance with the terms of the Existing Rights Agreement.

         The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement, including the form of Rights Certificate and the Summary of Rights attached to the Rights Agreement as Exhibits A and B, is filed as Exhibit 1 to this Report and is incorporated herein by reference. A copy of the Rights Agreement is available to shareholders free of charge from the Company.


RIGHTS EVIDENCED BY COMMON SHARE CERTIFICATES

         The Rights will not be exercisable until the Distribution Date (defined below). Certificates for the Rights ("Rights Certificates") will not be sent to shareholders and the Rights will attach to and trade only together with the Common Shares before the Distribution Date. Accordingly, Common Share certificates outstanding on October 20, 1996 will evidence the Rights related thereto, and Common Share certificates issued after that date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, outstanding as of October 10, 1996, even without notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.


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DISTRIBUTION DATE

         The Rights will separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of: (i) ten days after the first date of public announcement (the "Stock Acquisition Date") that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares in a transaction not approved by the Continuing Board, or (ii) ten days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares in a transaction not approved by the Continuing Board. The earlier of such dates is referred to as the "Distribution Date." The term "Continuing Board," as used in this Report, means a majority of the members of the Company's Board of Directors who are not affiliated or associated with an Acquiring Person (or, if there is no Acquiring Person, not affiliated or associated with a person or group that proposes to become an Acquiring Person) and who either served as directors on September 30, 1996 or were subsequently nominated by a majority of those directors and others so nominated.


ISSUANCE OF RIGHTS CERTIFICATES

         As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will then evidence the Rights from and after the Distribution Date. All Common Shares issued before the Distribution Date will be issued with Rights. Common Shares issued after the Distribution Date will be issued with Rights if such shares are issued (i) upon the conversion of outstanding convertible debentures or any other convertible securities issued after adoption of the Rights Agreement or (ii) pursuant to the exercise of stock options or under employee benefit plans or arrangements unless such issuance would result in (or create a risk that) such options, plans or arrangements would not qualify for otherwise available special tax treatment. Except as otherwise determined by the Board of Directors, no other Common Shares issued after the Distribution Date will be issued with Rights.


EXPIRATION OF RIGHTS

         The Rights will expire on the earliest of (i) October 20, 2006 (the "Final Expiration Date"), or (ii) redemption or exchange of the Rights as described below.


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INITIAL RIGHT TO BUY SHARES

         Following the Distribution Date and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of $160 per Right, one Common Share. If the Company does not have sufficient Common Shares available for all Rights to be exercised or the Board of Directors decides that such action is necessary and not contrary to the interest of Rights holders, the Company may instead substitute cash, assets or other securities for the Common Shares (for example, preferred stock) for which the Rights would have been exercisable.


RIGHT TO BUY ADDITIONAL COMMON SHARES

         Unless the Rights are earlier redeemed or expire, if a person or group of associated or affiliated persons becomes the beneficial owner of 15% or more of the Common Shares then outstanding (other than pursuant to a transaction approved by the Continuing Board), then proper provision will be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person or an affiliate or associate of the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise of the Rights, Common Shares (or, in certain circumstances as determined by the Board of Directors, cash, other property or other securities) having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.


RIGHT TO BUY ACQUIRING COMPANY SHARES

         Similarly, unless the Rights are earlier redeemed or expire, if, after a Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power is sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person or an affiliate or associate of the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise of the Rights, shares of common stock of the acquiring company (or the equity securities or other equity interest having power to control or direct the management of the acquiring company) having a value equal to two times the Purchase Price.


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CONTINUING BOARD APPROVAL

         The Rights will not become exercisable upon the acquisition of 15% or more of the Company's outstanding Common Shares by a person or group of associated or affiliated persons if the Continuing Board approves that acquisition.


EXCHANGE PROVISION

         At any time after any Person becomes an Acquiring Person, the Continuing Board may cause the Company to exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, reverse stock split, reclassification, stock dividend or similar transaction occurring after the date of the Rights Agreement.


REDEMPTION

         At any time on or before the close of business on the earlier of (i) the tenth day after the Stock Acquisition Date, or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right.


ADJUSTMENTS TO PREVENT DILUTION

         The Purchase Price payable, the number of Rights, and the number of Common Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time in connection with dilutive issuances by the Company as set forth in the Rights Agreement.


CASH PAID FOR FRACTIONAL SHARES

         No fractional portion less than integral multiples of one Common Share will be issued upon exercise of a Right. In lieu of fractional shares, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date before the date of exercise.


NO RIGHTS AS SHAREHOLDER BEFORE EXERCISE

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.


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AMENDMENT OF RIGHTS AGREEMENT

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Continuing Board before the Distribution Date. After the Distribution Date, the Rights Agreement may only be amended by the Continuing Board, and then only in order to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provision of the Rights Agreement, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person or an affiliate or associate of an Acquiring Person), to shorten or lengthen any time period under the Rights Agreement or to lower to 10% the threshold of beneficial ownership of Common Shares that will trigger a Distribution Date and will cause a person or group to become an Acquiring Person. However, no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable, and no amendment to lengthen any other time period shall be made unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person or an affiliate or associate of an Acquiring Person).


CERTAIN ANTI-TAKEOVER EFFECTS

         The Rights are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an attempt by an acquiror to take over the Company in a manner or on terms not approved by the Continuing Board, including a gradual accumulation of shares in the open market of a 15% or greater position and perhaps followed by a merger or a partial or two-tier tender offer that does not treat all shareholders fairly. These tactics can unfairly pressure shareholders, squeeze them out of their investment without giving them meaningful choices and deprive them of the ability to receive the full value of their shares.

         The Rights are not intended to prevent all acquisitions of the Company. However, they are intended to deter any attempt to acquire the Company in a manner or on terms not approved by the Continuing Board. The Rights may be redeemed by the Company at $.01 per Right within ten days (or such later date as may be determined by the Continuing Board) after the accumulation of 15% or more of the Company's shares by a single acquiror or group. In addition, the Continuing Board may approve such an accumulation in advance, without redeeming the Rights. Accordingly, the Rights should not interfere with any merger or business combination approved by the Continuing Board.


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         Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its shareholders, and will not change the way in which the Company's shares are presently traded. The Company's Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy presented in a takeover situation.

         However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed coercive or otherwise undesirable by the Continuing Board. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Continuing Board, except pursuant to an offer conditioned upon the purchase or redemption of the Rights or a judicial declaration that the Rights are invalid.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            WATKINS-JOHNSON COMPANY



Date: September 30, 1996                    By: /s/ W. Keith Kennedy, Jr.
                                                ------------------------------
                                                W. Keith Kennedy, Jr.
                                                President and Chief
                                                Executive Officer


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                                  EXHIBIT INDEX


Exhibit                                                              Sequential
 No.                              Exhibit                            Page No.

1.                Rights Agreement dated as of September 30,              10
                  1996, between Watkins-Johnson Company and
                  ChaseMellon Shareholders Services, L.L.C., as
                  Rights Agent, including the form of Rights
                  Certificate and the Summary of Rights
                  attached thereto as Exhibits A and B,
                  respectively.


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